UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Board of Directors (the "Board") of XL Group plc (the "Company" or "XL"), acting upon the recommendation of its Nominating, Governance and External Affairs Committee, elected Ramani Ayer to the Board. In accordance with the Company’s Articles of Association, which provide for a newly appointed director to constitute a member of the class represented by the person that he replaces and for each class of directors to consist as nearly as possible of one-third of the total number of directors, Mr. Ayer replaces Mr. Hutton as a Class II director. Mr. Ayer will be standing for re-election at the Company’s 2012 annual general meeting of shareholders. Mr. Ayer has been named to the Management Development and Compensation Committee and the Risk and Finance Committee of the Board.

As disclosed in the Form 8-K12B relating to the Company’s redomestication to Ireland, filed with the Securities and Exchange Commission on July 1, 2010, all other directors and the secretary of the Company have entered into indemnification agreements with XL Group Ltd.; accordingly, Mr. Ayer entered into such an indemnification agreement on February 24, 201l. There are no arrangements or understandings between Mr. Ayer and any other person pursuant to which he was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

In connection with the election of Mr. Ayer as a director of the Company, and pursuant to the terms of the Company's Amended & Restated Directors Stock & Option Plan, the Board authorized the grant to Mr. Ayer of options to purchase 5,000 of the Company's ordinary shares at an exercise price of $22.97 per ordinary share, which was equal to the last reported sale price of the Company's ordinary shares on February 24, 2011. The options granted to Mr. Ayer have a term of ten years and are fully exercisable as of the date of grant.

In addition, the Company has also agreed to pay Mr. Ayer a retainer fee equal to the pro rata cash portion of the annual retainer fee payable to non-employee members of the Board until the Company's 2011 annual general meeting of shareholders.

The press release issued by the Company on February 24, 2011 announcing the election of Mr. Ayer to the Board is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits.

(d)      Exhibits.      The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release (“XL Group plc Announces Appointment of Ramani Ayer to its Board
of Directors”) dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011

XL Group plc

By:	/s/ Kirstin R. Gould
Name: Kirstin R. Gould
Title: General Counsel and Secretary